Exhibit 99.1

Disc Medicine Announces Completion of Merger with Gemini Therapeutics

•	The combined company will operate as Disc Medicine and will trade on the Nasdaq Global Market under the ticker symbol “IRON”
•	Approximately $175 million of cash and cash equivalents to provide operating runway into 2025

WATERTOWN, Mass. (December 29, 2022) – Disc Medicine, Inc. (“Disc”), a clinical-stage biopharmaceutical company focused on the discovery, development, and commercialization of novel treatments for patients suffering from serious hematologic diseases, announced today that its previously-announced merger with Gemini Therapeutics, Inc. (“Gemini”) closed on December 29, 2022, following the approval of Gemini shareholders. The combined company, focused on advancing Disc’s pipeline of hematology programs, will operate under the name Disc Medicine, Inc. and its shares will commence trading on a 1-10 reverse split adjusted basis effective with the open of business on December 30, 2022 on the Nasdaq Global Market under the ticker symbol IRON.

Concurrent with the closing of the merger, Disc completed a financing of $53.5 million from a syndicate of healthcare investors led by Access Biotechnology and including OrbiMed, Atlas Venture, 5AM Ventures, Novo Holdings A/S, Arix Bioscience, Rock Springs Capital, and Janus Henderson Investors. The projected cash and cash equivalents as of the close of the business combination are expected to be approximately $175 million, providing operating runway into 2025.

“The completion of this merger and concurrent financing marks a transformative moment in Disc’s growth and ensures we are well-positioned to advance our portfolio of innovative, potentially first-in-class therapeutic candidates through key development milestones,” said John Quisel, J.D., Ph.D., Chief Executive Officer and President of Disc. “We’re excited to enter the new year with multiple programs already in the clinic, a robust development pipeline and the financial strength from this merger. We look forward to maintaining this momentum and reporting on interim data read-outs from several patient studies in 2023.”

The combined company will be led by John Quisel, J.D., Ph.D., the current CEO and president of Disc, and other members of the Disc management team. Disc will focus on advancing its development pipeline of investigational product candidates for hematologic diseases, including:

•
The ongoing phase 2 BEACON and AURORA clinical trials of bitopertin, an investigational, orally administered inhibitor of glycine transporter 1 (GlyT1) that modulates heme biosynthesis, in patients with erythropoietic protoporphyria (EPP)

•	The ongoing phase 1b/2 clinical trial of DISC-0974, a monoclonal antibody designed to suppress hepcidin by inhibiting the hemojuvelin (HJV) co-receptor, in myelofibrosis patients with anemia
•	A planned phase 1b/2 clinical trial of DISC-0974 in patients with anemia of chronic kidney disease (CKD) who are non-dialysis dependent
•	Preclinical studies of bitopertin and DISC-0974 to additional indications of interest and advancing several preclinical-stage programs in development designed to address hematologic diseases

As part of the closing of the merger, Gemini effected a 1 for 10 reverse split of its common stock. Following the reverse stock split and closing of the merger, there will be approximately 17 million shares of the combined company’s common stock outstanding with prior Disc shareholders owning approximately 74% and prior Gemini shareholders owning 26%. The Board of Directors of the combined company will be composed of nine members, including eight Disc board members and one board member from Gemini.

SVB Securities served as the exclusive financial advisor to Gemini and Wilmer Cutler Pickering Hale and Dorr LLP served as Gemini’s legal counsel. Morgan Stanley served as the lead financial advisor to Disc along with Wedbush PacGrow, and Goodwin Procter LLP served as Disc’s legal counsel.

About Disc

Disc Medicine is a clinical-stage biopharmaceutical company committed to discovering, developing, and commercializing novel treatments for patients who suffer from serious hematologic diseases. We are building a portfolio of innovative, first-in-class therapeutic candidates that aim to address a wide spectrum of hematologic diseases by targeting fundamental biological pathways of red blood cell biology, specifically heme biosynthesis and iron homeostasis. For more information, please visit www.discmedicine.com.

Disc Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, express or implied statements regarding: future product development plans and projected timelines for the initiation and completion of preclinical and clinical trials and other activities; the potential for the results of ongoing preclinical or clinical trials and the efficacy of Disc’s product candidates; future product development and regulatory strategies, including with respect to specific indications; Disc’s plans for Gemini’s assets; Disc’s plans for its hematology portfolio; interactions with regulatory authorities; and Disc’s financial position. The use of words such as, but not limited to, “believe,” “expect,” “estimate,” “project,” “intend,” “future,” “potential,” “continue,” “may,” “might,” “plan,” “will,” “should,” “seek,” “anticipate,” or “could” or the negative of these terms and other similar words or expressions that are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on Disc’s current beliefs, expectations and assumptions regarding the future of Disc’s business, future plans and strategies, clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Disc may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and investors should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements as a result of a number of material risks and uncertainties including but not limited to: (i) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; (ii) unanticipated difficulties or expenditures relating to the merger, the response of business partners and competitors to the announcement or completion of the merger, and/or potential difficulties in employee retention as a result of the announcement or completion of the merger; (iii) Disc’s listing on the Nasdaq Capital Market and operating as a public company; (iv) the adequacy of Disc’s capital to support its future operations and its ability to successfully initiate and complete clinical trials; (v) the nature, strategy and focus of Disc; (vi) the difficulty in predicting the time and cost of development of Disc’s product candidates; (vii) Disc’s plans to research, develop and commercialize its current and future product candidates; (viii) the timing of initiation of Disc’s planned preclinical studies and clinical trials; (ix) the timing of the availability of data from Disc’s clinical trials; (x) the timing of any planned investigational new drug application or new drug application; (xi) the risk of cessation or delay of any ongoing or planned clinical trials of Disc or its collaborators; (xii) the clinical utility, potential benefits and market acceptance of Disc’s product candidates; (xiii) Disc’s commercialization, marketing and manufacturing capabilities and strategy; (xiv) Disc’s ability to identify additional product candidates with significant commercial potential and to expand its pipeline in hematological diseases; (xv) the risk that Disc may not realize the intended benefits of its drug discovery platform; (xvi) developments and projections relating to Disc’s competitors and its industry; (xvii) the impact of government laws and regulations; (xviii) the impact of public health epidemics affecting countries or regions in which Disc has operations or does business, such as the COVID-19 pandemic, (xix) the timing and anticipated results of Disc’s preclinical studies and clinical trials and the risk that the results of Disc’s preclinical studies and clinical trials may not be predictive of future results in connection with future studies or clinical trials and may not support further development and marketing approval; (xx) the timing and outcome of Disc’s planned interactions with regulatory authorities; (xxi) findings from investigational review boards at clinical trial sites and publication review bodies; (xxii) Disc’s ability to protect its intellectual property position; (xxiii) Disc’s estimates regarding future revenue, expenses, capital requirements and need for additional financing; (xxiv) the other risks and uncertainties described in the “Risk Factors” section of the definitive proxy statement/prospectus dated December 2, 2022 and filed with the SEC under Rule 424(b) and other documents filed by Disc from time to time with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in Disc’s subsequent filings with the Securities and Exchange Commission; and (xxv) the post-closing integration of Disc and Gemini. Any forward-looking statement speaks only as of the date on which it was made. None of Disc, nor its affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law.

Media Contact

Peg Rusconi
Verge Scientific Communications
prusconi@vergescientific.com

Investor Relations Contact

Christina Tartaglia (Investor)
Stern Investor Relations
christina.tartaglia@sternir.com